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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                             JURISDICTION OF
        SUBSIDIARY                                           INCORPORATION

MKS International, Inc.                                      Massachusetts
MKS Instruments France S.A.                                  France
MKS Instruments Canada Ltd.                                  Canada
MKS Instruments, U.K. Limited                                United Kingdom
MKS East, Inc.                                               Massachusetts
MKS Japan, Inc.                                              Japan
Spectra International Japan Co. Ltd.                         Japan
MKS Korea Co., Ltd.                                          Korea
MKS FSC, Inc.                                                Barbados
D.I.P., Inc.                                                 Ohio
Telvac Engineering Limited                                   United Kingdom
Spectra Sensortech, Ltd.                                     United Kingdom
Applied Science and Technology, Inc.                         Delaware
MKS MSC, Inc.                                                Massachusetts
ASTeX CPI, Inc.                                              Massachusetts
ASTeX Plasmaquest, Inc.                                      Texas
ASTeX Realty Corporation                                     Massachusetts
Newton Engineering Services, Inc.                            Massachusetts
Klee Corporation                                             Delaware
Shamrock Technology Corporation                              Delaware
ETO, Inc.                                                    Nevada
MKS (Bermuda) Ltd.                                           Bermuda
MKS Luxembourg S.A.R.L.                                      Luxembourg
MKS Germany Holding GmbH                                     Germany
MKS Instruments Deutschland GmbH                             Germany
ASTeX Sorbios GmbH                                           Germany

US Branches of MKS Instruments, Inc.
MKS Taiwan                                                   Taiwan
MKS Singapore                                                Singapore

Post-Dec, 2001:
ENI Technology, Inc.                                         Delaware
MKS (Asia) Ltd.                                              Bermuda
MKS Hong Kong                                                Hong Kong
MKS China                                                    China
ENI Taiwan Ltd.                                              Taiwan